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(TOREADOR LOGO)                                                4809 Cole Avenue
                                                                       Suite 108
                                                                Dallas, TX 75205
                                                                    214.559.3933
                                                                Fax 214.559.3945
                                                                www.toreador.net


--------------------------------------------------------------------------------
                                  NEWS RELEASE
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                TOREADOR REPORTS IMPROVED SECOND-QUARTER RESULTS

         DALLAS, TEXAS - (AUGUST 12, 2003) - Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) today reports improved second-quarter 2003 financial results, with income applicable to common shares of $445,000, or $0.05 per diluted share, compared with a loss applicable to common shares of $581,000, or $0.06 per diluted share, for the second quarter of 2002. Operating income for the second quarter of 2003 was $508,000, compared with operating income of $482,000 for the same period last year.

         Lower general and administrative expenses and DD&A primarily accounted for the improvement in second-quarter 2003 operating results compared with the year-ago period. Results include a one-time charge of $466,000 for a reduction in force implemented during the second quarter, which includes the company's severance obligation. In addition, the company reduced long-term debt 26% for the 12 months ended June 30, 2003.

         A decline in oil and gas sales and an $816,000 loss related to oil and gas production hedges reduced second-quarter 2003 revenues to $5.1 million, down 18% from the year-ago period. Revenues of $6.2 million for the second quarter of 2002 included a loss of $288,000 related to oil and gas production hedges.

         "We have refocused our operating strategy and aggressively reduced debt, and we are pleased with our continued profitability," said G. Thomas Graves III, President and Chief Executive Officer of Toreador. "A vast improvement in net cash provided by operating activities in the second quarter is indicative of our more efficient management of the business. The financial outlook for the remainder of the year is positive.

         "We have reduced the work force by one-third since year-end 2002 and beginning in the third quarter, G&A expenses should level off to a normalized quarterly range of about $1.3 million-$1.5 million," he continued.

         Toreador expects to strengthen its balance sheet by continuing to reduce long-term debt and increasing stockholders' equity, according to Graves. The company continues to diligently explore alternatives to refinance all or part of its capital structure.

         During the second quarter of 2003, Toreador's oil and gas production was 231,100 barrels of oil equivalent (BOE) versus second-quarter 2002 production of 267,700 BOE. The


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2 - Toreador Resources Corporation

company's oil production declined due to the third-quarter 2002 sale of its 25% working interest in a Kansas oil field and lower production volumes from four 100%-owned French oil fields in the Neocomian complex. During the third quarter, an extensive well workover program was initiated to improve production from the French fields. In addition, natural-gas production also declined as a result of the temporary loss of two gas producing wells in which the company has interests.

         Lower oil and gas sales volumes were somewhat offset by higher commodity prices in the quarter. The company's second-quarter 2003 average realized price per BOE rose 12% to $25.65 from $22.95 per BOE for the second quarter of 2002.

         In 2003, the company has hedged approximately 85% of its natural-gas production at about $5.00 per thousand cubic feet (Mcf). In addition, Toreador has hedged approximately 50% of its international oil production at a $26.00 per barrel ceiling based on Brent crude pricing. None of its domestic oil is hedged. Approximately 50% of oil and gas production on a BOE basis is hedged at an average ceiling price of approximately $26.65 per BOE.

          "With slightly more than 50% of our estimated 2003 production free of hedges, we should be able to continue to participate in higher commodity pricing," said Graves. "Nearly two-thirds of our oil production remains unhedged; therefore, we expect stronger oil prices to have a positive impact on results. Based on current natural-gas futures prices, we estimate a gain on commodity derivatives for the third quarter of 2003. Current hedges are primarily in place to satisfy credit-facility requirements."

SIX-MONTH RESULTS

         For the first six months of 2003, Toreador reports significantly improved financial results. Income applicable to common shares was $1.1 million, or $0.12 per diluted share, compared with a loss applicable to common shares of $2.5 million, or $0.27 per diluted share, for the second quarter of 2002. Operating income for the first half of 2003 was $2.1 million, compared with an operating loss of $1.4 million for the same period last year. Higher oil and gas prices and lower general and administrative expenses and DD&A primarily accounted for the improvement in six-month 2003 results compared with the year-ago period.

         Six-month revenues were $11.5 million, which included a loss of $2.2 million related to oil and gas production hedges. As discussed earlier in this news release, lower oil and gas sales volumes were somewhat offset by higher commodity prices in the first six months of 2003. Revenues of $9.6 million for the first six months of 2002 included a loss of $2.4 million related to oil and gas production hedges.


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3 - Toreador Resources Corporation


         During the first six months of 2003, Toreador's oil and gas production was 482,700 BOE, compared with 563,100 BOE for the same period last year. The company's average realized price per BOE for the first six months of 2003 was $28.36, a 41% increase from an average realized price per BOE of $20.06 for the first six months of 2002.

EARNINGS GUIDANCE

         In an effort to provide investors with more meaningful guidance regarding future financial results, Toreador's management has established the following policy: Forecasts of periodic quarterly or full-year results will be provided, affirmed, updated or rescinded when the company deems it prudent and feasible to do so.

OPERATIONS BRIEF

TURKEY

         Toreador's exploration focus in 2003 is the Thrace Basin and Sinop areas of western and northern Turkey.

         Toreador tested the Barbaros-1 well in the Thrace Basin gas play west of Istanbul and perforated two zones. Based on well-log evaluation, noncommercial quantities of gas were recovered, and the well was plugged and abandoned.

         As previously announced, Toreador drilled a low-cost, shallow exploratory well, the Tahtatepe-1 well, on the Gallipoli Peninsula in the Thrace Basin, 40 miles southwest of Barbaros-1. The well followed up on gas shows encountered by other operators. The Tahtatepe-1 was deemed noncommercial, and the well was plugged and abandoned. Additional drilling in the area is being evaluated based on well results.

         Toreador holds working interests in four Thrace Basin licenses ranging from 50%-100% and operates them. PEMI is Toreador's partner in two of the licenses.

         In the Sinop area northeast of Ankara, the company plans to re-enter a well that encountered numerous oil and gas shows when it was drilled by another operator in the late 1980s. Toreador operates and holds a 100% working interest in six Sinop permits.

         In the shallow-water western Black Sea, Toreador has identified at least six gas prospects with per-prospect reserve potential ranging from 200 billion cubic feet to 1 trillion cubic feet. The company anticipates selecting two well locations, with drilling targeted to begin in 2004. Toreador is operator and holds a 49% working interest in eight Black Sea permits. The Turkish national oil company, TPAO, holds the remaining interest.


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         In the Cendere Field in south central Turkey, Toreador's development program continues. As previously disclosed, it is anticipated that a 3D seismic survey will delineate the northeastern portion of the field and help the company identify additional drilling locations on the structure. The Cendere Field, in which Toreador holds a 19.6% working interest, is operated by TPAO and is producing at a gross rate of 1,325 barrels of oil per day (BOPD) (about 260 BOPD net).

         The Zeynel Field, 15 miles to the southwest of Cendere, is producing at a gross rate of 350 BOPD (about 30 BOPD net). Upcoming work in the field includes re-entering the Zeynel-6 development well to test the deeper Derdere formation. Toreador has an 8.5% royalty interest in the Zeynel Field, which is operated by Aladdin Middle East.

FRANCE

         Current production from Toreador's five 100%-owned oil fields in France is about 1,000 BOPD. Production from the company's four-field Neocomian complex has declined because of routine well maintenance requirements. As noted earlier in this news release, the company has initiated an extensive workover program to improve production. Toreador, operator of the fields, anticipates French production returning to a more normal level of about 1,200 BOPD when the workover project has been completed in the third quarter.

         As previously announced, if 2003 capital allocation permits, Toreador plans to implement a development program that will include several extensive well workovers and the drilling of development wells in the Neocomian complex to further exploit this area.

TRINIDAD

         As previously announced, Toreador holds a 1% override in Trinidad. The company previously has stated that it was not participating in future exploration on Trinidad's Southwest Peninsula Block.

UNITED STATES

         In the second quarter of 2003, Toreador continued to earn significant revenues, or $2.0 million, from its U.S. oil and gas perpetual-fee mineral and royalty interest portfolio. This amount represented 33% of total revenues. During the first six months of 2003, seven wells were completed for production on the company's mineral holdings. Currently, two wells are being drilled. The wells on Toreador's mineral interests are drilled and completed by various operators at no cost or risk to the company.


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5 - Toreador Resources Corporation

         Mineral and royalty interest revenues provide a solid financial foundation on which Toreador continues to build its worldwide exploration and development program. Less than 5% of the more than 1.4 million net acres in the company's U.S. mineral portfolio are leased or producing, which provides potential for additional future revenues from the remaining unleased acreage.

         The Walton Gas Unit 2-2 well located on the 1,000-acre Walton Gas Unit prospect has been completed and is producing at a rate of 300 Mcf per day. Part of the Bethel Dome Project in Anderson County in East Texas, the exploratory well was drilled to a total depth of 10,100 feet. Toreador has a 5.86% interest in the well and any subsequent offset development-well locations.

         In West Texas, the company owns a 16.6% working interest in 6,000 gross acres where one well has been successfully completed in the San Andres formation and a second well, also in the San Andres, has been completed, tested and shut in for evaluation.

ABOUT TOREADOR

         Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador primarily owns perpetual oil and gas mineral and royalty interests in eight states and working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

         Safe-Harbor Statement -- Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause the company's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional or alternative capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission (SEC). The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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6 - Toreador Resources Corporation


         Cautionary Notes to Investors -- The Securities and Exchange Commission
(SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Toreador uses the term "potential reserves" in this news release, which the SEC's guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosure in Toreador's Form 10-K for the fiscal year ended December 31, 2002, available from the company by calling 214.559.3933 or
800.966.2141. This form also can be obtained from the SEC at www.sec.gov.


         The term "potential," when referring to Toreador's reserves, represents Toreador management's current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador's reserves or its prospects. Additionally, the term "potential" has no engineering significance and is not related to the term "possible" as that term may be used by the Society of Petroleum Engineers.

                                      # # #

CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO/
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141


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7 - Toreador Resources Corporation





                         TOREADOR RESOURCES CORPORATION
                                   (Unaudited)
                    (in thousands, except per share amounts)


                                                        THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                              JUNE 30                             JUNE 30
                                                   ------------------------------      ------------------------------
SELECTED FINANCIAL RESULTS                             2003              2002              2003              2002
                                                   ------------      ------------      ------------      ------------
Revenues:
 Oil and gas sales                                 $      5,823      $      6,244      $     13,412      $     11,565
 Loss on commodity derivatives                             (816)             (288)           (2,158)           (2,434)
 Lease bonus and rentals                                     89               231               204               501
                                                   ------------      ------------      ------------      ------------
  Total revenues                                          5,096             6,187            11,458             9,632

Costs and expenses:
 Lease operating                                          1,671             1,793             3,426             3,729
 Exploration and acquisition                                247               204               399               449
 Depreciation, depletion, and amortization                  602             1,621             1,928             3,173
 Reduction in force                                         466                --               466                --
 General and administrative                               1,602             2,087             3,098             3,669
                                                   ------------      ------------      ------------      ------------
  Total costs and expenses                                4,588             5,705             9,317            11,020
                                                   ------------      ------------      ------------      ------------
Operating income (loss)                                     508               482             2,141            (1,388)
Other expense                                               375            (1,406)               36            (1,992)
Provision (benefit) from income taxes                       327              (433)              806            (1,033)
                                                   ------------      ------------      ------------      ------------
Net income (loss)                                           556              (491)            1,371            (2,347)
Dividends on preferred shares                               111                90               222               180
                                                   ------------      ------------      ------------      ------------
Income (loss) applicable to common shares          $        445      $       (581)     $      1,149      $     (2,527)
                                                   ============      ============      ============      ============

Basic income (loss) per share                      $       0.05      $      (0.06)     $       0.12      $      (0.27)
                                                   ============      ============      ============      ============
Diluted income (loss) per share                    $       0.05      $      (0.06)     $       0.12      $      (0.27)
                                                   ============      ============      ============      ============

Weighted average shares outstanding:
Basic                                                     9,338             9,349             9,338             9,349
Diluted                                                   9,361             9,349             9,361             9,349

SELECTED OPERATING RESULTS
Production
 Oil production (MBbl)                                      166               191               338               402
 Natural gas production (MMcf)                              391               460               868               965
 Equivalent production (MBOE)                               231               268               483               563

Prices
 Average oil price per Bbl                         $      23.92      $      23.13      $      26.57      $      20.89
 Average natural gas price per Mcf                         5.01              3.57              5.43              3.00
 Average equivalent price (per BOE)                       25.65             22.95             28.36             20.06


                                                                                         JUNE 30
                                                                                -----------------------------
SELECTED BALANCE SHEET INFORMATION                                                 2003               2002
                                                                                ------------     ------------
Cash flow from operating activities before change in working capital            $      4,121     $      4,051
Oil and gas properties, net                                                           77,928           73,111
Total assets                                                                          90,727           88,933
Long-term debt                                                                        23,985           32,625
Stockholders' equity                                                                  32,365           30,021